Exhibit 16.1	Baker Tilly Virchow Krause, LLP 125 Baylis Rd, Ste 300 Melville, NY 11747 United States of America T: +1 631 752 7400 F: +1 888 264 9617 bakertilly.com

March 29, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE: United-Guardian, Inc. CIK# 0000101295

Dear Sir or Madam:

We have read the statements made by United-Guardian, Inc. (the “Company”) pursuant to Item 4.01 of Form 8-K, which we understand will be filed with the Securities and Exchange Commission as part of the Form 8-K dated March 29, 2016. We agree with the Company’s statements concerning our Firm in Item 4.01(a) of such Form 8-K.

Sincerely,

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP